SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2019

BSB BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35309	80-0752082
(State or Other Jurisdiction Identification No.)	(Commission File No.)	(I.R.S. Employer of Incorporation)

2 Leonard Street, Belmont, Massachusetts	02478
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   (617) 484-6700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07     Submission of Matters to a Vote of Security Holders

A special meeting of stockholders of BSB Bancorp, Inc. (the “Company”) was held on February 27, 2019.  The proposals listed below were submitted to a vote of the stockholders. The proposals are described in detail in the proxy statement filed with the Securities and Exchange Commission on January 23, 2019. Of the 9,776,429 shares of Company common stock outstanding and entitled to vote as of the record date, 7,442,396 shares were present at the special meeting in person or by proxy.  The final results of the stockholder votes were as set forth below.  Each proposal was approved by the stockholders.

Proposal 1 – Approval of the Merger of the Company With and Into People’s United Financial, Inc.

The stockholders approved the merger (the “Merger”) of the Company with and into People’s United Financial, Inc. (“People’s United”), with People’s United as the surviving corporation, pursuant to the Agreement and Plan of Merger, dated as of November 26, 2018, by and between the Company and People’s United, as follows:

For	7,364,408
Against	54,148
Abstain	23,840
Broker non-votes	–

Proposal 2 – Approval of Compensation That Is Based On or Otherwise Relates to the Merger

The stockholders approved, on a non-binding, advisory basis, the compensation that certain executive officers of the Company may receive that is based on or otherwise relates to the Merger, as follows:

For	6,160,974
Against	1,201,943
Abstain	79,479
Broker non-votes	–

Proposal 3 – Approval of Adjournment of Special Meeting

The stockholders approved the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal, but the adjournment was not necessary in light of the approval of the Merger.  The vote on the adjournment proposal was as follows:

For	7,082,469
Against	308,179
Abstain	51,748
Broker non-votes	–

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BSB BANCORP, INC.

DATE: February 27, 2019	By:	/s/ John A. Citrano
John A. Citrano
Executive Vice President and Chief Financial Officer